Rachel H. Lee Elected to Applied Digital Board of Directors
Investment Executive with Significant Board Experience at Growth Companies
DALLAS, February 22, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, announced Rachel H. Lee was appointed as an independent director to its Board of Directors (the “Board”), effective February 22, 2024. Ms. Lee will fill one of the vacancies created by the resignations of Kelli McDonald and Virginia Moore, who have decided to step down following nearly three years of service as directors.
Rachel Lee brings seventeen years of finance and investment experience and nearly a decade of board experience at growth companies to Applied Digital’s Board. Most recently, Ms. Lee served as a Partner and the Head of the Consumer Private Equity practice at Ares Management Corporation. In this role, she led all aspects of deal activity from origination to monetization including due diligence, debt capital raises, tack-on acquisitions, legal negotiations, and exits via Initial Public Offerings. In addition, she led numerous initiatives at the firm supporting diversity, equity, and inclusion. Before joining Ares Management Corporation in 2008, Ms. Lee was in the investment banking division at J.P. Morgan, where she participated in the execution of a variety of transactions, including leveraged buyouts, mergers and acquisitions, and debt and equity financings across various industries. She holds a B.S. in Corporate Finance and a B.S. in Accounting from the University of Southern California.
“We are pleased to welcome Rachel Lee to our Board of Directors,” said Wes Cummins, CEO & Chairman of the Board at Applied Digital. “We look forward to the important contributions she will make as we continue to capitalize on the growing opportunities as a leading next-generation data center provider. As Applied Digital continues to evolve, we are committed to regularly evaluating our Board's composition to ensure we have the right mix of skills and experience to advance our goals. In addition, on behalf of our entire Board, we thank Kelli McDonald and Virginia Moore for their important contributions to Applied Digital during their time as directors.”
“I am thrilled to join Applied Digital's Board of Directors at such an exciting time,” said Lee. “Applied Digital is well-positioned to execute its growth strategy and support the growing need for high-performance computing power as the demand for data increases. I’m enthusiastic about actively contributing to the Company’s continued expansion into the digital infrastructure space and look forward to working alongside the Board and management team to drive continued growth.”
About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing HPC industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.
Forward-Looking Statements
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